Exhibit 107

Calculation of Fee Filing Tables

Form S-4

(Form Type)

Global Net Lease, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(f)(1)	95,925,310 (1)	N/A	$967,843,416.28 (2)	0.00011020	$106,656.34
	Equity	7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	Rule 457(f)(1)	7,933,711(3)	N/A	$163,990,203.06 (4)	0.00011020	$18,071.72
	Equity	7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share	Rule 457(f)(1)	4,595,175(5)	N/A	$95,050,505.60 (6)	0.00011020	$10,474.57
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$1,226,884,124.93		$135,202.63
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$135,202.63

(1)	Represents the estimated maximum number of shares of GNL common stock, par value $0.01 per share (“GNL Common Stock”), issuable pursuant to the REIT Merger described in the Joint Proxy Statement/Prospectus that forms a part of the accompanying Registration Statement being registered to Necessity Retail REIT, Inc. (“RTL”) stockholders in the REIT Merger. The number of shares of GNL Common Stock being registered is based on the product of (a) the sum of (i) 134,470,297 shares of Class A common stock, par value $0.01 per share (“RTL Class A Common Stock”) of The Necessity Retail REIT, Inc. (“RTL”) outstanding as of June 30, 2023, including 637,759 shares of restricted RTL Class A Common Stock issued as restricted stock awards of RTL as of that date, (ii) 8,528,885 restricted shares of RTL Class A Common Stock (the “RTL LTIP Shares”), the maximum number of shares that may be issued prior to the closing of the REIT Merger pursuant to outstanding RTL LTIP Units (as defined in the Registration Statement), and (iii) 172,921 shares of RTL Class A Common Stock (the “OP Shares”) that may be issued pursuant to RTL OP Common Units (as defined in the Registration Statement), and (b) the exchange ratio in the REIT Merger of 0.670 newly issued shares of GNL Common Stock for each shares of RTL Class A Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the GNL Common Stock to be registered was calculated based upon the product of the product of (i) $6.76, the average of the high and low sale prices of RTL Class A Common Stock as reported on the Nasdaq Global Select Market (“Nasdaq”) on June 30, 2023 and (ii) the maximum estimated number of shares of RTL Class A Common Stock (143,172,103 shares, based on the sum of (i) 134,470,297 shares of RTL Class A Common Stock outstanding on June 30, 2023, (ii) 8,528,885 RTL LTIP Shares that may be issued prior to the closing of the REIT Merger, and (iii) 172,921 OP Shares that may be issued) that may be exchanged or converted for the securities being registered.

(3)	Represents the estimated maximum number of shares 7.375% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (“GNL Series D Preferred Stock”) issuable pursuant to the REIT Merger. The number of shares of GNL Series D Preferred Stock is based upon the total number of 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share of RTL (“RTL Series A Preferred Stock”), amounting to 7,933,711 issued and outstanding shares of RTL Series A Preferred Stock on June 30, 2023, for which GNL Series D Preferred Stock is to be exchanged on a one-to-one basis.

(4)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the GNL Series D Preferred Stock was based on the product of (a) $20.67005, the average of the high and low sale prices of RTL Series A Preferred Stock on Nasdaq on June 30, 2023 and (b) 7,933,711, the number of shares of RTL Series A Preferred Stock that may be exchanged for the securities being registered.

(5)	Represents the estimated maximum number of shares 7.50% Series E Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (“GNL Series E Preferred Stock”) issuable pursuant to the REIT Merger. The number of GNL Series E Preferred Stock is based upon the total number of 7.375% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share of RTL (“RTL Series C Preferred Stock”), amounting to 4,595,175 issued and outstanding shares of RTL Series C Preferred Stock as of June 30, 2023, for which GNL Series E Preferred Stock is to be exchanged on a one-to-one basis.

(6)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of the GNL Series E Preferred Stock was based on the product of (a) $20.68485, the average of the high and low sale prices of RTL Series C Preferred Stock on the Nasdaq on June 30, 2023 and (b) 4,595,175, the number of shares of RTL Series C Preferred Stock that may be exchanged for the securities being registered.

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